CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS ARE DENOTED BY ASTERISKS.

                          DATA SUBLICENSING AGREEMENT

This Agreement effective October 1, 1999 (the "Effective Date") by and between Naviant Technology Solutions Inc., d/b/a Naviant, a Delaware corporation) , with principal offices at 14 Campus Boulevard, Newtown Square, Pennsylvania 19073 (hereinafter "NAVIANT") and eData.com, Inc., a Florida corporation, with principal offices at 6601 Park of Commerce Boulevard, Boca Raton, Florida 33487 (hereinafter "EDATA").

     Whereas, EDATA is licensed by Trans Union LLC to market its PerformanceData consumer database and has obtained the right from Trans Union LLC to enter into this Agreement; and

     Whereas, NAVIANT desires the right to append information from the PerformanceData Database to its files, and the ability to market lists developed from the PerformanceData Database;

     Now, therefore, in consideration of the premises and promises set forth herein, EDATA agrees to sublicense the PerformanceData Database Information under the following terms and conditions:

1.  REPRESENTATIONS AND WARRANTIES

EDATA represents and warrants to NAVIANT, as of the Effective Date, that it has full rights to license the PerformanceData Database Information to NAVIANT for the purposes set forth herein.

2.  TERM

The initial term of this Agreement shall be for five (5) years.

3.  DEFINITIONS

        a. "NAVIANT Database" means the information and/or databases collected and maintained by NAVIANT from time to time during the term of this Agreement.

        b. "PerformanceData Database" means the consumer database licensed by EDATA from Trans Union LLC. The file layout and format of the PerformanceData Database is attached hereto as Exhibit A.

        c.  "Database Information" means information contained in a database.

        d. "Database Lists" means marketing lists containing PerformanceData Database Information.

        e. "Contract Year" means any of the twelve month periods commencing on October 1st and ending on September 30th during the term of this Agreement.

4.  LICENSE; RESTRICTIONS AND OTHER CONDITIONS ON THE USE OF THE DATABASE

    a. Permitted Use of PerformanceData Database Information. PerformanceData Database Information (1) may be appended to any NAVIANT Database and used for NAVIANT's own internal purposes and/or to develop consumer marketing lists to be rented to NAVIANT customers, and/or (2) may be used to develop consumer marketing lists directly from the PerformanceData Database to be rented to NAVIANT customers.

    b.  Use Restrictions.

        (i) Appended Data- Marketing lists prepared from NAVIANT Databases and enhanced by PerformanceData Database Information may be rented by NAVIANT to its customers on such terms as it may choose so long as said terms do not violate the provisions of this Agreement, and so long as title to PerformanceData Database Information is not sold or otherwise permanently conveyed to a NAVIANT customer. The rights to use of the appended data terminate upon the termination of this Agreement, or no later than twelve months thereafter for rentals occurring prior to termination:

        (ii) Lists prepared solely from the PerformanceData Database may be rented by NAVIANT to its customers only on a one-time-use or a one-year-unlimited-use basis. Title to a PerformanceData Database List will not be sold, or otherwise permanently conveyed to any customer.

       (iii) All lists prepared or enhanced by NAVIANT shall be used in connection with responsible marketing programs.

        (iv) No Database List containing PerformanceData Database Information will be provided by NAVIANT to any of its customers without first securing an express agreement from the customer that (a) the customer will comply with the terms of 2 (b)(ii) and (iii) above;
             (b) the solicitation, advertisement or other material made or distributed using the Database List by the customer will make no reference to any selection criteria or presumed knowledge regarding the intended recipient of such solicitation, advertisement, or material, or the source of the recipient's name and address; (c) there shall be no mailings that advertise, sell or exchange any products or services that involve sexual paraphernalia, drug paraphernalia, adult films or other media, gambling services, weapons or other illicit activities, chain letters, pyramid fund raising, or other similar types of material using the Database List; and (d) use of any PerformanceData Database Information will comply with all federal, state, and local regulations.

        (v) NAVIANT shall take reasonable precautions to ensure that the data supplied hereunder is provided only to appropriate users and are not used for fraudulent or illegal purposes. If NAVIANT determines that any data is being used for fraudulent or illegal purposes, it agrees to take

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

             commercially reasonable steps to terminate such user's access to the data.

5.  DELIVERY AND CHARGES

EDATA shall maintain the PerformanceData Database at its production facility in Boca Raton, Florida during the term of this Agreement, and it shall deliver the lists prepared for or on behalf of NAVIANT, via security encrypted electronic mail and/or security encryption over the Internet, in hard copy, or by means of a tape, disk, CD or other tangible medium. Charges for order fulfillment will be assessed to NAVIANT under the Processing Agreement between parties dated October 1, 1999. The PerformanceData Database will be updated by EDATA as frequently as EDATA receives updates from Trans Union LLC.

6.  RETENTION OF RIGHTS

NAVIANT acknowledges that it has no right or interest in the PerformanceData Database except as expressly provided by this Agreement, that its rights to use and copy information from the database are limited to those expressly provided in this Agreement, and that title to the PerformanceData Database Information in all Database Lists furnished to NAVIANT is vested exclusively in PerformanceData.

7.  INDEMNIFICATION; LIABILITY

    a. NAVIANT agrees to indemnify, defend and hold EDATA and PerformanceData harmless from and against any and all losses, damages, liabilities and expenses ("Losses") based upon claims made by any third party to the extent arising out of or in any way connected with (i) any breach by NAVIANT of any warranty, agreement, covenant or obligation set forth herein, or (ii) NAVIANT's utilization of the PerformanceData Database Information or, any list based upon or derived from the database, or utilization of the foregoing by any third party gaining access to the PerformanceData Database Information through NAVIANT.

    b. EDATA agrees to indemnify, defend and hold NAVIANT harmless from and against any and all Losses based upon claims made by any third party to the extent arising out of or in any way connected with (i) any breach by EDATA of any warranty, agreement, covenant or obligation set forth herein, or (ii) EDATA'S provision of the PerformanceData Database Information or any list based upon or derived therefrom to NAVIANT for the purposes set forth herein.

    c. Except as expressly otherwise provided in this Agreement, EDATA disclaims all representations and warranties of any kind or nature, express or implied, arising out of or related to this Agreement and the PerformanceData Database, including, without limitation, any warranties regarding quality, correctness, completeness, comprehensiveness, suitability, merchantability, fitness for a particular purpose, title and non-infringement or otherwise (irrespective of any course of dealing, custom or usage of trade) and each of which is hereby excluded by agreement of the parties.

    d. Notwithstanding any provision of this Agreement to the contrary, with the exception of claims arising from a claim by a third party arising from a breach of this Section 7, neither party shall be liable to the other for lost profits, lost revenues, lost business opportunities, exemplary, punitive, or consequential damages.

8.  PAYMENT FOR PERFORMANCEDATA

    a. EDATA shall provide to NAVIANT, by the tenth day of each month, a written usage and charges report of (1) NAVIANT Database records enhanced with data from the PerformanceData Database during the previous month, and (2) lists produced by NAVIANT exclusively from the PerformanceData Database during the previous month.

    b. NAVIANT will pay EDATA usage charges of ***** per thousand for records enhanced by PerformanceData Database. NAVIANT's use of the enhanced records is unlimited during the term of this Agreement.

    c. In cases where NAVIANT resells the PerformanceData Database Information as a standalone offering, NAVIANT will pay EDATA usage charges of ***** per thousand records for any single use marketing lists; or (2) ***** per thousand records for any one-year-unlimited-use marketing lists.

    d. Credits for Minimum Charges for Appended Data- As set forth in the Processing Agreement between the parties of October 1, 1999 ("Processing Agreement"). NAVIANT has obligated itself to pay a minimum annual fee of Five Hundred Thousand Dollars ($500,000.00) to EDATA for PerformanceData Database Information appended to NAVIANT's records. NAVIANT shall pay EDATA the greater of the actual usage charges of the PerformanceData Database Information appended to NAVIANT Databases pursuant to pursuant to subsection (b) above or the monthly sum due under the Processing Agreement, whichever is greater.

    e. Limited Carry Over of Credits for Appended Charges- In the event NAVIANT's payment of minimum charges for appended data [pursuant to subsection 8(d)] in any given month exceeds the amount of charges that would be due pursuant to subsection (b) above, the excess payment shall be carried over as a credit to NAVIANT's charges due pursuant to subsection (b) in the following months. In no event will credits under this paragraph be carried over to the next ensuing Contract Year or beyond the termination of this Agreement or the Processing Agreement.

    f. Taxes and Other Charges- In addition to the foregoing charges, NAVIANT agrees to pay when due, all taxes, fees or assessments of whatsoever kind and nature now or hereafter imposed by any governmental authority upon the data from the PerformanceData Database provided by EDATA hereunder, or otherwise arising out of the transactions contemplated by this Agreement, excluding any taxes based upon the income of EDATA.

    g. Invoice Terms- NAVIANT shall pay EDATA within thirty (30) days of the end of the month the usage charges, all taxes and other charges for the previous month. If NAVIANT fails to pay invoice within sixty days of its due date which is later determined to be valid, NAVIANT agrees to pay all of EDATA's costs of collection of such payments, including but not limited to EDATA's reasonable attorney's fees.

9.  TERMINATION

    a. If any material undisputed fees and charges incurred by NAVIANT under this Agreement are not paid when due and for a period of 30 days thereafter, in addition to any other remedy which EDATA may have, EDATA may immediately suspend its performance under this Agreement by giving written notice to NAVIANT, which suspension may, at EDATA's option, continue until such breach has been cured by NAVIANT.

    b. Each party has the right to terminate this Agreement immediately upon the occurrence of any one or more of the following events: (i) if the other party materially breaches any other material term or provision of this Agreement which, if capable of remedy, is not remedied within 30 days of written notice requiring remedy of the breach, (ii) or become insolvent, makes an assignment for the benefit of its creditors, calls a meeting of the creditors to obtain material greater financial accommodation, suspends business or commences or has commenced against it any case or proceeding under any provisions of the Bankruptcy Code.

10.  FORCE MAJEURE

Neither party shall be liable for delays or nonperformance of this Agreement occasioned by strikes, fires, accidents, or any other causes beyond its' control, including, but not limited to, lack of availability of materials, fuel or utilities.

11.  NOTICES

Any notice required or permitted to be given under the terms of this Agreement shall be in writing and delivered (i) by hand; (ii) by certified or registered mail, postage prepaid, return receipt requested; or (iii) by overnight courier, as follows;

NAVIANT
Attn: Charles Stryker, Ph.D., CEO
14 Campus Boulevard
Suite 200
Newtown Square, PA 19073

eDATA.com
Attn: Hank Asher, CEO
6601 Park of Commerce Boulevard
Boca Raton, FL 33431

Or to such other address of which either party has given the other written notice. All notices shall be deemed received on the date of delivery or, if mailed, on the date of receipt appearing on the return receipt card. Rejection or other refusal to accept any notice, request or demand or the inability to deliver the same because of a changed address of which no notice was given, will be deemed receipt of the notice, request or demand.

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

12.  ASSIGNMENT

The rights or obligations under this Agreement are not assignable by either party without written consent from the other party.

13.  INDEPENDENT CONTRACTORS

The parties are independent contracting entities and there is not partnership or agency relationship between them. Neither party will represent to third parties that it is the agent or representative of the other.

14.  GENERAL PROVISIONS

        a. During the term and for a period of two years thereafter, the parties will each keep strictly confidential all non-public information provided by the other party during the term ("Confidential Information"), except to the extent required to be disclosed under applicable law or by a governmental order, decree, regulation, rule or process (provided that the receiving party gives written notice to the disclosing party as far in advance as reasonably possible prior to disclosure and the receiving party reasonably cooperates in seeking to dispute such disclosure and/or receive confidential treatment for the disclosed information). Confidential Information shall not include information the receiving party can document (i) was or has become readily publicly available without restriction through no fault of the receiving party or its employees or agents; (ii) is received without restriction from a third party lawfully in possession of such information and lawfully empowered to disclose such information; or
             (iii) was rightfully in possession of the receiving party without restriction prior to its disclosure by the other party.

        b. Any controversy or claim relating to this Agreement shall be exclusively settled by binding arbitration by one arbitrator administered by the American Arbitration Association ("AAA"), in accordance with the then current Commercial Arbitration Rules of the AAA.

        c. The terms and conditions stated herein are the complete and exclusive statement of the agreement between the patties with respect to the obtaining of the products or services described herein. There are no representations, warranties, promises, covenants or undertakings between the parties except as described in this Agreement.

        d. If any of the provisions of this Agreement are found to be invalid under an applicable statute or rule of law, they are to be enforced to the maximum extent permitted by Law and beyond such extent are to be deemed omitted from this Agreement, without affecting the validity of any other provision of this Agreement.

        e. The headings and captions in this Agreement are for convenience only and shall be used to construe the meaning of this Agreement.

        f. This Agreement will be governed by and construed in accordance with the laws of the State of Florida, and the exclusive jurisdiction and venue for any proceeding brought pursuant to this Agreement shall be Palm Beach County.

IN WITNESS WHEREOF, the parties have executed this Agreement through their duly authorized representatives.



eData.com. Inc.                      Naviant Technology Solutions, Inc., d/b/a
                                     NAVIANT



By:____________________________     By:_______________________________
Print Name:____________________     Print Name:_______________________
Title:_________________________     Title:____________________________


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